UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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PHH CORPORATION

(Name of Registrant as Specified In Its Charter)
N/A

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December 14, 2006
Dear Fellow Stockholder:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of PHH Corporation (the “Company”), which will be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on January 24, 2007 at 10:00 a.m., eastern standard time. Please note that directions to the meeting location are provided on the last page of the Proxy Statement.
      At the Annual Meeting, stockholders will be asked to elect three Class I Directors to hold office until the Annual Meeting of Stockholders for 2009 and to transact such other business as may properly come before the meeting. The accompanying Notice of Annual Meeting and Proxy Statement describe in more detail the business to be conducted at the Annual Meeting and provide other information concerning the Company of which you should be aware when you vote your shares. Also enclosed is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
      Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the “About the Annual Meeting of Stockholders” section of the Proxy Statement to obtain a ticket.
      Your participation in the Company’s Annual Meeting is important, regardless of the number of shares you own. In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. As a stockholder of record, you can vote your shares by telephone, electronically via the Internet or by submitting the enclosed proxy card. If you vote using the proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.
      The Board of Directors appreciates your time and attention in reviewing the accompanying Proxy Statement. Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

A. B. Krongard
Non-Executive Chairman of the Board

Terence W. Edwards
President and Chief Executive Officer

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 24, 2007
To Our Stockholders:
      The Annual Meeting of Stockholders of PHH Corporation (the “Company”) for 2006 will be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on January 24, 2007 at 10:00 a.m., eastern standard time (the “Annual Meeting”), to consider and vote upon the following matters:

1. To elect three Class I Directors to hold office until the Annual Meeting of Stockholders for 2009, and until their successors are duly elected and qualified; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The Board of Directors has fixed the close of business on November 27, 2006 as the record date for the Annual Meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and Secretary
December 14, 2006
PLEASE VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT. IF VOTING USING THE ENCLOSED PROXY CARD, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THE ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2007

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
Who is soliciting my vote?
      The Board of Directors of PHH Corporation, a Maryland corporation (“we,” “our,” “us,” “PHH” or the “Company”), is soliciting your vote at our Annual Meeting of Stockholders for 2006, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date at the time and place, and for the purposes set forth in the accompanying notice. This Proxy Statement, the accompanying notice of annual meeting, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Annual Report”) are being mailed to stockholders on or about December 14, 2006.
What is the purpose of the Annual Meeting?
      At the Annual Meeting, stockholders will act on the matters outlined in the accompanying notice. The only matter scheduled to be acted upon at the Annual Meeting is the Election of Directors (see page 7 of this Proxy Statement).
Who can attend the Annual Meeting?
      Only stockholders as of November 27, 2006 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:00 a.m. Stockholders will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.
      A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, the Company’s principal place of business, and ending on the date of the Annual Meeting.
Do I need a ticket to attend the Annual Meeting?
      Yes. Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and our guests. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is the Annual Meeting ticket. If you are a beneficial owner and hold your shares in “street name,” or through an intermediary, such as a bank or broker, you should request tickets in writing from PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them on the Annual

Meeting date at the registration desk upon verifying their stock ownership as of the Record Date. In accordance with our security procedures, all persons attending the Annual Meeting must present a picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Annual Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at our discretion.
How many votes do I have?
      You will have one vote for every share of PHH Corporation common stock, par value $0.01 per share (“Common Stock”), you owned on the Record Date.
How many votes can be cast by all stockholders?
      53,508,116 votes may be cast at the Annual Meeting, representing one vote for each share of our Common Stock that was outstanding on the Record Date. There is no cumulative voting, and the holders of our Common Stock vote together as a single class.
How many votes must be present to hold the Annual Meeting?
      A majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Stockholders of record who are present at the Annual Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.
How many votes are required to elect Directors and adopt any other proposals?
      Directors are elected by the affirmative vote of a plurality of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Maryland law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote.
      Approval of any other matter that may come before the Annual Meeting generally requires the affirmative vote of a majority of the shares of our Common Stock cast, in person or by proxy, and entitled to vote at the Annual Meeting. Under applicable Maryland law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote.
How do I vote?
      You can vote in person or by valid proxy received by telephone, via the Internet or by mail. If voting by mail, you must:

•	indicate your instructions on the proxy;

•	date and sign the proxy;

•	mail the proxy promptly in the enclosed envelope; and

•	allow sufficient time for the proxy to be received before the date of the Annual Meeting.
      Alternatively, in lieu of returning signed proxy cards, our stockholders of record can vote their shares by telephone or via the Internet. If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., eastern standard time, on January 23, 2007. If your shares are held in “street name” such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.
How do participants in our employee savings plans vote?
      For participants in the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (the “Savings Plans”) with shares of our Common Stock credited to their accounts, voting instructions for the trustees of the Savings Plans are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plans, the respective trustees will vote shares of our Common Stock in accordance with instructions received from the participants to whose accounts such shares are credited. To the extent such instructions are not received prior to noon, eastern standard time, on January 23, 2007, the trustees of the Savings Plans will vote the shares with respect to which it has not received instructions proportionately in accordance with the shares for which it has received instructions. Instructions given with respect to shares in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after noon, eastern standard time, on January 23, 2007. Participants in the Savings Plans are not entitled to vote in person at the Annual Meeting. If a participant in the Savings Plans has shares of our Common Stock credited to his or her account and also owns other shares of our Common Stock, he or she should receive separate proxy cards for shares credited to his or her account in the Savings Plans and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the Savings Plans.
Can I change my vote?
      Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone or electronically through the Internet), by giving timely written notice of such revocation to our Corporate Secretary or by attending the Annual Meeting and voting in person. However, if you hold shares in “street name,” you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record.
What if I do not vote for some of the matters listed on my proxy card?
      Shares of our Common Stock represented by proxies received by us (whether through the return of the enclosed proxy card, by telephone or through the Internet), where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement, including the election of Directors, will be voted in accordance with the specification(s) so made.
      If your proxy is properly executed but does not contain voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted:

•	“FOR” the election of the three Class I Director nominees for the Board of Directors.
Could other matters be decided at the Annual Meeting?
      The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
Who will pay for the cost of this proxy solicitation?
      We will pay the cost of soliciting proxies. Our Directors, officers and employees may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means. We have engaged Georgeson Shareholder Communications Inc. to assist us in the distribution and solicitation of proxies for a fee of $6,500 plus expenses. In accordance with the regulations of the Securities and Exchange Commission

(“SEC”) and the New York Stock Exchange, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock as of the Record Date.
How can I access the Company’s proxy materials and annual report electronically?
      Copies of the 2005 Annual Report, the Proxy Statement and other materials filed by the Company with the SEC are available without charge to stockholders on our website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote via the Internet or by telephone.
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS
      Our Board of Directors currently consists of seven members. Our charter divides our Board of Directors into three classes of Directors having staggered terms, with one class being elected each year for a new three-year term and until their successors are elected and qualified. Class I Directors have an initial term expiring at the annual meeting of our stockholders for 2006, Class II Directors have an initial term expiring at the annual meeting of our stockholders for 2007, and Class III Directors have an initial term expiring at the annual meeting of our stockholders for 2008. The following table sets forth certain information with respect to the members of our Board of Directors:

			Term Expires
			at Annual
			Meeting Held
Name	Age	Position(s)	for the Year

A.B. Krongard	70	Non-Executive Chairman of the Board of Directors	2006
Terence W. Edwards	51	Director; President and Chief Executive Officer; President and Chief Executive Officer — PHH Mortgage Corporation (“PHH Mortgage”)	2006
George J. Kilroy	58	Director; President and Chief Executive Officer — PHH Vehicle Management Services Group, LLC (“PHH Arval”)	2007
James W. Brinkley	69	Director	2008
Ann D. Logan	52	Director	2007
Jonathan D. Mariner	52	Director	2008
Francis J. Van Kirk	57	Director	2006
      A.B. Krongard was elected Non-Executive Chairman of the Board of Directors effective upon our spin-off from Cendant Corporation (“Cendant”) in the first quarter of 2005 (the “Spin-Off”). Since December 2004, Mr. Krongard has been pursuing personal interests. From March 2001 until December 2004, Mr. Krongard served as Executive Director of the Central Intelligence Agency. From February 1998 until March 2001, Mr. Krongard served as Counselor to the Director of Central Intelligence. Mr. Krongard previously worked in various capacities at Alex. Brown, Incorporated (“Alex. Brown”). In 1991, Mr. Krongard was elected as Chief Executive Officer of Alex. Brown and assumed the additional duties of Chairman of the Board of Alex. Brown in 1994. Upon the merger of Alex. Brown with Bankers Trust Corporation in September 1997, Mr. Krongard became Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency. Since July 2005, Mr. Krongard has served as a member of the Board of Directors of Under Armour, Inc. and is the Chairman of its Audit Committee. Under Armour, Inc. files reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).
      Terence W. Edwards serves as our President and Chief Executive Officer, a position he has held since February 2005 and President and Chief Executive Officer of PHH Mortgage, a position he has held since August 2005. Prior to the Spin-Off, Mr. Edwards served as President and Chief Executive Officer of Cendant Mortgage Corporation (now PHH Mortgage) since February 1996, and as such, was responsible for overseeing its entire mortgage banking operations. From 1995 to 1996, Mr. Edwards served as Vice President of Investor Relations and Treasurer of the Company and was responsible for our investor, banking and rating agency relations, financing resources, cash management, pension investment management and internal financial structure. Mr. Edwards joined the Company in 1980 as a treasury operations analyst and has held positions of increasing responsibility, including Director, Mortgage Finance and Senior Vice President, Secondary Marketing.
      George J. Kilroy serves as President and Chief Executive Officer of PHH Arval, a position that he has held since March 2001. Mr. Kilroy is responsible for the management of PHH Arval. From May 1997 to

March 2001, Mr. Kilroy served as Senior Vice President, Business Development and was responsible for new client sales, client relations and marketing for PHH Arval’s U.S. operations. Mr. Kilroy joined the Company in 1976 as an Account Executive in the Truck and Equipment Division and has held positions of increasing responsibility, including head of Diversified Services and Financial Services.
      James W. Brinkley was elected as a Director effective upon the Spin-Off. In December 2005, Mr. Brinkley became Vice Chairman of Smith Barney’s Global Private Client Group following Citigroup Inc.’s acquisition of Legg Mason Wood Walker, Incorporated (“LMWW”). Mr. Brinkley served as a Director of Legg Mason, Inc., a holding company that, through its subsidiaries, provides financial services to individuals, institutions, corporations, governments and government agencies since its formation in 1981. Mr. Brinkley has served as a Senior Executive Vice President of Legg Mason, Inc. since December 1983. Mr. Brinkley became Chairman of LMWW, Legg Mason Inc.’s principal brokerage subsidiary, in February 2004. Mr. Brinkley previously served as LMWW’s Vice Chairman and Chief Executive Officer from July 2003 through February 2004, as its President from 1985 until July 2003 and as its Chief Operating Officer from February 1998 until July 2003.
      Ann D. Logan was elected as a Director effective upon the Spin-Off. Since July 2000, Ms. Logan has worked with various non-profit organizations and is currently Chair of the Annual Fund at Bryn Mawr College and a member of that college’s campaign steering committee. Ms. Logan was an Executive Vice President at the Federal National Mortgage Association (“Fannie Mae”) from January 1993 to July 2000. Ms. Logan ran the single-family mortgage business at Fannie Mae from 1998 to 2000 and was the Chief Credit Officer from 1993 to 1998. From 1989 to 1993, Ms. Logan was a Senior Vice President in charge of Fannie Mae’s Northeast Regional Office in Philadelphia. Prior to joining Fannie Mae, Ms. Logan was Assistant Vice President at Standard & Poor’s Corporation in New York. From 1976 to 1980, Ms. Logan worked for the U.S. Senate Judiciary Committee and served as the Committee Staff Director in 1980.
      Jonathan D. Mariner was elected as a Director effective upon the Spin-Off. Mr. Mariner has been the Executive Vice President and Chief Financial Officer of Major League Baseball since January 2004. From March 2002 to January 2004, Mr. Mariner served as the Senior Vice President and Chief Financial Officer of Major League Baseball. From December 2000 to March 2002, Mr. Mariner served as the Chief Operating Officer of Charter Schools U.S.A., a charter school development and management company. Mr. Mariner was the Executive Vice President and Chief Financial Officer of the Florida Marlins Baseball Club from February 1992 to December 2000. Mr. Mariner served on the Board of Directors of BankAtlantic Bancorp, Inc. through May 2006 and currently serves on the Board of Directors of Steiner Leisure, Limited, both of which file reports pursuant to the Exchange Act.
      Francis J. Van Kirk was elected as a Director effective July 1, 2005. Since November 2005, Mr. Van Kirk has been a partner with Heidrick & Struggles, an international executive search and leadership consulting services company. Prior to joining Heidrick & Struggles, Mr. Van Kirk served as the Managing Partner of the Philadelphia office of PricewaterhouseCoopers, LLP (“PricewaterhouseCoopers”) from 1996 through June 2005. In this role, Mr. Van Kirk oversaw the integration and coordination of PricewaterhouseCoopers’ lines of service and industry groups to ensure seamless service to its clients. Mr. Van Kirk began his career with PricewaterhouseCoopers in 1971 as a Staff Auditor and was employed in positions of increasing responsibility during his 34-year career with that firm.
Independence of the Board of Directors
      Under the rules of the New York Stock Exchange (“NYSE”), our Board of Directors is required to affirmatively determine which Directors are independent and to disclose such determination in our 2005 Annual Report and in the proxy statement for each annual meeting of stockholders going forward. On March 9, 2006 and October 23, 2006, our Board of Directors reviewed each Director’s relationships with us in conjunction with our previously adopted Independence Standards for Directors (the “Independence Standards”) and Section 303A of the NYSE’s Listed Company Manual (“NYSE Listing Standards”). A copy of our Independence Standards is attached to this Proxy Statement as Appendix A and is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH). At those meetings, the Board affirmatively determined that all non-employee Directors, Messrs. Brinkley, Krongard, Mariner and Van Kirk and Ms. Logan, meet the categorical standards under the Independence Standards and are independent directors under the NYSE Listing Standards. In March 2005, Mr. Krongard, our Non-Executive Chairman, became a member of the global Board of DLA Piper, our principal outside law firm. Based on the nature of this position, our Board specifically considered Mr. Krongard’s relationship with DLA Piper and determined that it was not a material relationship for the purposes of determining his independence. In addition, Mr. Brinkley, one of our Directors, serves as Vice Chairman of Smith Barney, which was acquired by the Global Wealth Management segment of Citigroup Inc. in November 2005. We have certain relationships with the Corporate and Investment Banking segment of Citigroup, including financial services, commercial banking and other transactions. Based on the nature of his position, our Board specifically considered Mr. Brinkley’s relationship with Citigroup and determined that it was not a material relationship for the purposes of determining his independence. Our Board also determined that Messrs. Edwards and Kilroy, who serve as executive officers, are not independent directors. Accordingly, more than two-thirds of the members of our Board of Directors are independent as required by our Corporate Governance Guidelines.
Non-Executive Chairman
      Mr. Krongard serves as our Non-Executive Chairman. The Non-Executive Chairman is not an officer of the Company and leads all meetings of our Board of Directors at which he is present. The Non-Executive Chairman serves on appropriate committees as requested by the Board of Directors, sets meeting schedules and agendas and manages information flow to the Board of Directors to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board of Directors. The Non-Executive Chairman also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board of Directors as the Board of Directors may from time to time prescribe.
PROPOSAL NO. 1 — ELECTION OF CLASS I DIRECTORS
      The Board of Directors has nominated Messrs. Terence W. Edwards, A.B. Krongard and Francis J. Van Kirk to be elected at the Annual Meeting to serve as Class I Directors for a three-year term ending at the 2009 annual meeting of stockholders and until their successors are duly elected and qualified. All nominees are currently incumbent Directors of the Company. The terms of the remaining Class II and Class III Directors expire at the annual meeting of stockholders for 2007 and 2008, respectively.
      All nominees have consented to being named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve, the shares of our Common Stock represented by a properly executed and returned proxy (whether through the return of the enclosed proxy card, by telephone or electronically through the Internet) will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of Directors in accordance with our amended and restated articles of incorporation and by-laws.
      Directors shall be elected by the affirmative vote of a plurality of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors. Pursuant to applicable Maryland law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A CLASS I DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES LISTED ABOVE.

COMMITTEES OF THE BOARD
      The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance Committee (collectively, the “Committees”) consisting of Directors who have been affirmatively determined to be “independent” as defined in the NYSE Listing Standards. Each of these Committees operates pursuant to a written charter approved by the Board of Directors and available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of each Committee charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH). In addition, the Board of Directors has a standing Executive Committee which may take certain actions on behalf of the Board of Directors when the Board is not in session.
Audit Committee
      The Audit Committee assists our Board of Directors in the oversight of the integrity of our financial statements, our independent registered public accountants’ qualifications and independence, the performance of our independent registered public accountants and our internal audit function and our compliance with legal and regulatory requirements. The Committee also oversees our corporate accounting and reporting practices by meeting with our financial management and independent registered public accountants to review our financial statements, quarterly earnings releases and financial data; appointing and pre-approving all services provided by the independent registered public accountants that will audit our financial statements; reviewing the selection of the internal auditors that provide internal audit services; reviewing the scope, procedures and results of our audits; and evaluating our key financial and accounting personnel. The Audit Committee comprises Messrs. Van Kirk (Chairman) and Mariner and Ms. Logan. Mr. Krongard served as Chairman of the Committee from the Spin-Off until June 30, 2005 prior to Mr. Van Kirk’s election to the Board of Directors and to the Audit Committee, which was effective July 1, 2005. Each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. The Audit Committee is also required to have at least one member that qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board of Directors has determined that Messrs. Mariner and Van Kirk qualify as audit committee financial experts and are non-employee, independent directors. During 2005, the Audit Committee met twelve times. During 2006, the Audit Committee met twenty-four times through November 17, 2006.
Compensation Committee
      The Compensation Committee determines, approves and reports to our Board of Directors on all elements of compensation for our Chief Executive Officer and senior management; reviews and approves our compensation strategy, including the elements of total compensation for senior management; reviews and approves the annual bonus and long-term bonus incentive plans; and reviews and recommends equity awards for our employees. The Compensation Committee also assists us in developing compensation and benefit strategies to attract, develop and retain qualified employees. The Compensation Committee comprises Messrs. Brinkley (Chairman) and Krongard and Ms. Logan. During 2005, the Compensation Committee met six times and acted by unanimous written consent on three occasions.
Corporate Governance Committee
      The Corporate Governance Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Board of Directors’ Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors and our Code of Conduct for Employees and Officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board of Directors for each annual meeting (see “Nomination Process and Qualifications for Director Nominees” below); evaluates the composition, organization and governance of our Board of Directors and its committees; and develops and recommends corporate governance principles and policies applicable to us. The Committee comprises Messrs. Krongard (Chairman), Brinkley and Mariner. During 2005, the Corporate Governance Committee met one time.

Executive Committee
      The Executive Committee may exercise all of the powers of our Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to alter, amend or repeal our by-laws or any resolution or resolutions of the Board of Directors, declare any dividend or make any other distribution to our stockholders, appoint any member of the Executive Committee or take any other action which legally may be taken only by the full Board of Directors. The Executive Committee comprises Messrs. Krongard (Chairman), Edwards and Kilroy. During 2005, the Executive Committee did not meet.
BOARD MEETINGS
      During 2005, our Board of Directors held five meetings and acted by unanimous written consent on three occasions. In addition, the Committees of the Board of Directors held an aggregate of nineteen meetings and acted by unanimous written consent on three occasions in that period. In 2005, all incumbent Directors attended at least 89% of the aggregate number of meetings of the Board of Directors and Committees of the Board of Directors on which they served. All Directors are required to attend each regularly scheduled Board of Directors meeting as well as each annual meeting of our stockholders (subject to certain limited exceptions).
DIRECTOR COMPENSATION
      The following table sets forth the compensation that will be paid to our non-employee Directors:

Compensation(1)

Annual Non-Executive Chairman of the Board Retainer	$170,000
Annual Non-Executive Board Member Retainer	120,000
New Director Equity Grant	60,000
Audit Committee Chair Stipend	20,000
Audit Committee Member Stipend	12,000
Compensation Committee Chair Stipend	15,000
Compensation Committee Member Stipend	10,000
Corporate Governance Committee Chair Stipend	9,000
Corporate Governance Committee Member Stipend	7,000

(1)	Members of our Board of Directors who are also our officers or employees do not receive compensation for serving as a Director (other than travel-related expenses for meetings held outside of our headquarters). The non-employee Director retainers and stipends described above are paid in arrears on a quarterly basis, half in cash and half in shares of our Common Stock, which are restricted stock units required to be deferred under our Non-Employee Directors Deferred Compensation Plan (such deferred Common Stock is referred to as “Director RSUs”). These Director RSUs are immediately vested and are paid in shares of our Common Stock one year after the Director is no longer a member of the Board of Directors. A non-employee Director may also elect to receive all or a portion of the cash retainer, stipends or any other compensation for service as a non-employee Director in the form of additional Director RSUs. These Director RSUs are also immediately vested and are paid in shares of our Common Stock 200 days after the Director is no longer a member of the Board of Directors. The number of shares of our Common Stock to be received pursuant to the Director RSU portion of the retainer or any other compensation the non-employee Director elects to receive in the form of Director RSUs equals the value of the compensation being paid in the form of restricted stock units, divided by the fair market value of our Common Stock on the date on which the compensation would otherwise have been paid. The Director RSUs and the shares of our Common Stock to be received pursuant to those Director RSUs are issued under our 2005 Equity and Incentive Plan. Non-employee Directors may not sell or receive value from any Director RSU prior to the receipt of our Common Stock following termination of service. Following the announcement in the delay in the filing of our 2005 Annual Report, the Board of Directors determined that the award of Director RSUs to be granted to Directors be postponed until we are a current filer with the SEC.

CORPORATE GOVERNANCE
Executive Sessions of Non-Management Directors
      Executive sessions of non-management Directors without management present are held regularly by the Board of Directors and its Committees to discuss the criteria upon which the performance of the Chief Executive Officer and other senior executives is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. In 2005, the non-management Directors met in executive session without management two times.
Presiding Director of Executive Sessions
      Our Board of Directors has also designated Mr. Krongard, our Non-Executive Chairman and Chairman of the Corporate Governance Committee, as the presiding Director of executive sessions of the non-management Directors of the Board of Directors.
Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in monitoring the effectiveness of decision-making, both at the Board of Directors and management levels, to enhance long-term stockholder value. The Corporate Governance Guidelines outline the responsibilities of the Board of Directors; composition of the Board of Directors, including the requirement that two-thirds of the Directors are independent as defined by the NYSE Listing Standards; Director duties, tenure, retirement and succession; conduct of Board of Directors and Committee meetings; and the selection and evaluation of the Chief Executive Officer. Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Corporate Governance Guidelines is available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).
Code of Business Conduct and Ethics for Directors
      We are committed to conducting business in accordance with the highest standards of business ethics and complying with applicable laws, rules and regulations. In furtherance of this commitment, our Board of Directors promotes ethical behavior and has adopted a Code of Business Conduct and Ethics for Directors (the “Directors Code”) that is applicable to all of our Directors. The Directors Code provides, among other things:

•	guidelines for Directors with respect to what constitutes a conflict of interest between a Director’s private interests and interests of PHH;

•	a set of standards that must be followed whenever we contemplate a business relationship between us and a Director;

•	restrictions on competition between our Directors and PHH and the use of our confidential information by Directors for their personal benefit; and

•	disciplinary measures for violations of the Directors Code and any other applicable rules and regulations.

      The Directors Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Directors Code, or waivers of the provisions thereof, to our website under the heading “Investor Relations — Corporate Governance.” A copy of the Directors Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).
Code of Conduct for Employees and Officers
      Our Board of Directors has also adopted a Code of Conduct for Employees and Officers (the “Employees and Officers Code”) that is applicable to all of our officers and employees, including our chief executive officer, chief financial officer and chief accounting officer. The Employees and Officers Code provides, among other things:

•	guidelines for our officers and employees with respect to ethical handling of conflicts of interest, including examples of the most common types of conflicts of interest that should be avoided (e.g., receipt of improper personal benefits from us, having an ownership interest in other businesses that may compromise an officer’s loyalty to us, obtaining outside employment with a competitor of ours, etc.);

•	a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all accounting records must be duly preserved and must accurately reflect our assets and liabilities;

•	a requirement to comply with all applicable laws, rules and regulations;

•	guidance promoting prompt internal communication of any suspected violations of the Employees and Officers Code to the appropriate person or persons identified in the Employees and Officers Code; and

•	disciplinary measures for violations of the Employees and Officers Code and any other applicable rules and regulations.
      The Employees and Officers Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Employees and Officers Code, or waivers of the provisions thereof for any of our executive officers, to our website under the heading “Investor Relations — Corporate Governance.” A copy of the Employees and Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).
Nomination Process and Qualifications for Director Nominees
      The Board of Directors has established certain procedures and criteria for the selection of nominees for election to our Board of Directors. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board’s criteria for selecting new Directors. The Committee considers criteria such as diversity, age, skills and experience so as to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of Committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. The Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board of Directors as a Director nominee, recommending Director nominees to the Board of Directors for submission for a stockholder vote at either an annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing Directors, reviewing the suitability for continued service as a Director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a Director should be re-nominated to the Board or continue as a Director.

      Our by-laws provide the procedure for stockholders to make Director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors. A stockholder who is a stockholder of record on the date of notice as provided for in our by-laws and on the record date for the determination of stockholders entitled to vote at such meeting who gives timely notice can nominate persons for election to our Board of Directors either for an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors. A stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH):

•	in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and

•	in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.
      The stockholder’s notice to our Corporate Secretary must be in writing and set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of Directors pursuant to Regulation 14A of the Exchange Act, as amended, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice:

•	the name and address of the stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made;

•	the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder and beneficial owner;

•	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and

•	any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder.
      In addition, the notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected.
Communication with Non-Management Directors
      In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any Director, the non-management Directors as a group or the Board of Directors shall be forwarded to the attention of the Chairman of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our company, (ii) are commercial solicitations which are not relevant to the Board’s responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chairman of the Corporate

Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chairman of the Corporate Governance Committee for review and dissemination.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of our outstanding Common Stock, as of September 15, 2006, by those persons who are known to us to be beneficial owners of 5% or more of our Common Stock, by each of our Directors, by each of our Named Executive Officers (as defined on p.17) and by our Directors and Executive Officers as a group.

	Shares	Percent of
	Beneficially	Common Stock
Name	Owned(1)	Outstanding(2)

Principal Stockholders:
Farallon Capital Management, L.L.C.(3)	4,356,300	8.10%
One Maritime Plaza, Suite 1325 San Francisco, CA 94111
Citadel Limited Partnership(4)	4,147,741	7.71%
131 S. Dearborn Street, 32nd Floor Chicago, IL 60603
SAB Capital Partners(5)	3,529,677	6.57%
712 Fifth Avenue, 42nd Floor New York, NY 10019
Maverick Capital, Ltd.(6)	3,230,000	6.01%
300 Crescent Court, 18th Floor Dallas, TX 75201
Dimensional Fund Advisors Inc.(7)	2,784,324	5.18%
1299 Ocean Avenue Santa Monica, CA 90401
Directors and Named Executive Officers:
Terence W. Edwards(8)	357,250	*
Clair M. Raubenstine	—	—
George J. Kilroy(9)	9,819	*
Mark R. Danahy(10)	84,481	*
William F. Brown(11)	71,418	*
Neil J. Cashen(12)	110,027	*
Joseph E. Suter(13)	223,000	*
James W. Brinkley(14)	5,510	*
A.B. Krongard(15)	8,594	*
Ann D. Logan(16)	5,260	*
Jonathan D. Mariner(17)	5,205	*
Francis J. Van Kirk(18)	3,442	*
All Directors and Executive Officers as a Group (14 persons)	929,575	1.73%

*	Represents less than one percent.

(1)	Based upon information furnished to us by the respective stockholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our Common Stock, then such Common Stock is considered beneficially owned by that person under the SEC rules. Shares of our Common Stock beneficially owned include direct and indirect ownership of shares, stock options and restricted stock units granted to our Directors and Executive

Officers which are vested or will become vested within sixty days of September 15, 2006, and shares of our Common Stock, the receipt of which has been deferred until retirement from our Board of Directors (“Deferred Shares”). The award of stock options and restricted stock units which were scheduled to vest during 2006 for Executive Officers and Deferred Shares scheduled to be awarded to Directors have been postponed until we become current with our SEC filing requirements and have not been included in this table. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)	Based upon 53,763,021 shares of our Common Stock outstanding as of September 15, 2006. Shares which vest or will become vested within sixty days of September 15, 2006 are deemed outstanding for the purpose of computing the percentage ownership.

(3)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13F filed with the SEC by Farallon Capital Management, L.L.C. on behalf of itself and its affiliates on August 14, 2006.

(4)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13F filed with the SEC by Citadel Limited Partnership on behalf of itself and its affiliates on August 11, 2006.

(5)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13F filed with the SEC by SAB Capital Partners on behalf of itself and its affiliates on August 14, 2006.

(6)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13F filed with the SEC by Maverick Capital, Ltd. on behalf of itself and its affiliates on August 14, 2006.

(7)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13F filed with the SEC by Dimensional Fund Advisors Inc. on behalf of itself and its affiliates on August 14, 2006.

(8)	Represents 10,056 shares of our Common Stock directly held by Mr. Edwards and options to purchase 347,194 shares of our Common Stock.

(9)	Represents 9,184 shares of our Common Stock directly held by Mr. Kilroy and 635 shares of our Common Stock held in Mr. Kilroy’s 401(k) account.

(10)	Represents 4,925 shares of our Common Stock directly held by Mr. Danahy and options to purchase 79,556 shares of our Common Stock.

(11)	Represents 3,722 shares of our Common Stock directly held by Mr. Brown and options to purchase 67,696 shares of our Common Stock.

(12)	Represents 4,974 shares of our Common Stock directly held by Mr. Cashen, 144 shares of our Common Stock held in Mr. Cashen’s 401(k) account and options to purchase 104,909 shares of our Common Stock.

(13)	Represents 5,611 shares of our Common Stock directly held by Mr. Suter, 541 shares of our Common Stock held in Mr. Suter’s 401(k) account and options to purchase 216,848 shares of our Common Stock.

(14)	Represents 5,260 Deferred Shares and 250 shares of our Common Stock held by Brinkley Investments, LLC, a partnership among Mr. Brinkley, his wife and his children.

(15)	Represents 8,594 Deferred Shares.

(16)	Represents 5,260 Deferred Shares.

(17)	Represents 5,205 Deferred Shares.

(18)	Represents 3,442 Deferred Shares.

EXECUTIVE OFFICERS
      Our executive officers are set forth in the table below. All executive officers are appointed by and serve at the pleasure of the Board of Directors.

Name	Age	Position(s)

Terence W. Edwards	51	President and Chief Executive Officer President and Chief Executive Officer — PHH Mortgage
Clair M. Raubenstine	65	Executive Vice President and Chief Financial Officer
George J. Kilroy	58	President and Chief Executive Officer — PHH Arval
Mark R. Danahy	47	Senior Vice President and Chief Financial Officer — PHH Mortgage
William F. Brown	49	Senior Vice President, General Counsel and Corporate Secretary Senior Vice President, General Counsel and Secretary — PHH Mortgage
Mark E. Johnson	46	Vice President and Treasurer
Michael D. Orner	39	Vice President and Controller
      Clair M. Raubenstine serves as our Executive Vice President and Chief Financial Officer, a position he has held since February 2006. From October 1998 through June 2002, Mr. Raubenstine served as a national independence consulting partner with PricewaterhouseCoopers. He also previously served as an Accounting, Auditing and SEC consulting partner and as an assurance and business advisory services partner to various public and private companies. Mr. Raubenstine’s career at PricewaterhouseCoopers spanned 39 years until his retirement in June 2002. From July 2002 through February 2006, Mr. Raubenstine provided accounting and financial advisory services to various charitable and educational organizations.
      Mark R. Danahy serves as Senior Vice President and Chief Financial Officer of PHH Mortgage, a position he has held since April 2001. Mr. Danahy is responsible for directing the mortgage accounting and financial planning teams, which include financial reporting, asset valuation and capital markets accounting, planning and forecasting. Mr. Danahy joined Cendant Mortgage in December 2000 as Controller. From 1999 to 2000, Mr. Danahy served as Senior Vice President, Capital Market Operations for GE Capital Market Services, Inc.
      William F. Brown serves as our Senior Vice President, General Counsel and Corporate Secretary, a position he has held since February 2005 and Senior Vice President, General Counsel and Secretary of PHH Mortgage. Mr. Brown has served as Senior Vice President and General Counsel of Cendant Mortgage since June 1999 and oversees its legal, contract, licensing and regulatory compliance functions. From June 1997 to June 1999, Mr. Brown served as Vice President and General Counsel of Cendant Mortgage. From January 1995 to June 1997, Mr. Brown served as Counsel in the PHH Corporate Legal Department.
      Mark E. Johnson serves as our Vice President and Treasurer, a position he has held since February 2005. Prior to the Spin-Off, Mr. Johnson served as Vice President, Secondary Marketing of Cendant Mortgage since May 2003 and was responsible for various funding initiatives and financial management of certain subsidiary operations. From May 1997 to May 2003, Mr. Johnson served as Assistant Treasurer of Cendant Corporation, where he had a range of responsibilities, including banking and rating agency relations and management of unsecured funding and securitization.

      Michael D. Orner serves as our Vice President and Controller, a position he has held since March 2005. Prior to joining us in March 2005, Mr. Orner was employed by Millennium Chemicals, Inc. as Corporate Controller from January 2003 through March 2005 and Director of Accounting and Financial Reporting from December 1999 through December 2002. Prior to joining Millennium Chemicals, Inc., Mr. Orner served as a Senior Manager, Audit and Business Advisory Services for PricewaterhouseCoopers, where he was employed from September 1989 through November 1999.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received, we believe that all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2005.
LEGAL PROCEEDINGS
      In March and April 2006, several class actions were filed against us, our Chief Executive Officer and our former Chief Financial Officer in the United States District Court for the District of New Jersey. The plaintiffs purport to represent a class consisting of all persons (other than our officers and directors and their affiliates) who purchased our Common Stock between May 12, 2005 and March 1, 2006 (the “Class Period”). The plaintiffs allege among other things, that the defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. In addition, two derivative actions were filed in the United States District Court for the District of New Jersey against us, our former Chief Financial Officer and each member of our Board of Directors. One of these derivative actions has since been voluntarily dismissed by the plaintiffs. The remaining derivative action alleges breaches of fiduciary duty and related claims based on substantially the same factual allegations as in the class action suits.

SUMMARY COMPENSATION TABLE
      The information below sets forth the compensation of our Chief Executive Officer, the four most highly compensated executive officers, our current Chief Financial Officer and one officer who would have been included in our four most highly compensated executive officers for the fiscal year ended December 31, 2005 had he served in the capacity listed in the table below at the end of that fiscal year (collectively referred to as our “Named Executive Officers”). The services prior to the Spin-Off were, in some cases, in capacities not equivalent to those being provided after the Spin-Off. The form and amount of the compensation to be paid to our Named Executive Officers for the fiscal year ended December 31, 2005 was determined by the Compensation Committee of our Board of Directors.

					Long-Term
		Annual Compensation			Compensation Awards

					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal Position(s)	Year	Salary(1)	Bonus(2)	Compensation(3)	Awards(4)	Options(5)	Compensation(6)

Terence W. Edwards	2005	$564,635	$643,684	$9,402	$1,921,397	435,021	$16,108
President and Chief	2004	583,704	—	8,943	1,000,009	—	16,705
Executive Officer;	2003	547,780	1,097,590	13,564	449,997	24,835	73,017
President and Chief Executive Officer — PHH Mortgage
Clair M. Raubenstine(7)	2005	—	—	—	—	—	—
Executive Vice President	2004	—	—	—	—	—	—
and Chief Financial Officer	2003	—	—	—	—	—	—
George J. Kilroy	2005	369,547	434,218	4,992	1,724,512	37,121	10,686
President and Chief	2004	317,885	229,274	4,761	1,000,009	—	23,117
Executive Officer —	2003	296,514	258,257	3,330	400,007	—	29,924
PHH Arval
Mark R. Danahy	2005	290,210	163,592	13,450	1,110,909	97,060	14,520
Senior Vice President and	2004	282,698	—	14,830	550,002	—	14,633
Chief Financial Officer —	2003	226,927	216,506	5,660	225,005	—	13,488
PHH Mortgage
William F. Brown	2005	255,674	131,161	13,256	829,329	84,106	13,798
Senior Vice President,	2004	210,068	—	14,257	349,991	—	13,456
General Counsel and	2003	197,009	106,228	7,228	179,933	—	12,265
Corporate Secretary
Neil J. Cashen(8)	2005	365,837	417,054	6,311	985,409	142,030	14,218
Former Executive Vice	2004	271,625	191,495	5,916	519,992	—	22,046
President and Chief	2003	262,620	222,364	3,825	215,935	—	12,294
Financial Officer; Former Chief Financial Officer — PHH Arval
Joseph E. Suter(9)	2005	327,995	303,333	14,337	1,009,542	253,969	14,400
Former President and Chief	2004	272,110	—	14,553	499,993	—	14,712
Executive Officer —	2003	255,192	238,852	9,733	249,994	—	13,640
PHH Mortgage

(1)	For 2006, on February 22, 2006, the Compensation Committee determined that the annual salary for Messrs. Kilroy, Danahy and Brown be increased to $450,000, $325,000 and $300,000, respectively, effective on February 25, 2006. Mr. Edward’s base salary for 2005 and 2004 was $564,635; however, as a result of how our pay periods fell within the calendar year in 2004, there was an additional pay period for all employees, which resulted in actual base salary payments to Mr. Edwards of $583,704 in 2004. For 2005, the annual salaries for Messrs. Kilroy, Danahy and Brown were increased to $375,000, $292,130 and $260,000, respectively, effective as of the Spin-Off for Messrs. Kilroy and Brown and as of April 19, 2005 for Mr. Danahy.

(2)	For 2005, bonus amounts reflect the fact that our performance exceeded the targets established under the 2005 Management Incentive Plans. These bonuses will be paid in the fourth quarter of 2006 as a result of the delay in completing the 2005 financial statements. For 2004, (i) bonus amounts for Messrs. Kilroy and Cashen represent profit-sharing performance-based bonuses under the Fleet Management Services segment’s bonus program and (ii) no profit-sharing performance-based bonuses were paid to Messrs. Edwards, Danahy, Brown or Suter under the former Mortgage Services segment’s bonus program. For 2003, the amounts shown reflect all bonuses paid for such year, including performance-based profit-sharing bonuses paid in the first quarter of the year following the end of the performance year.

(3)	These amounts include the value of perquisites including a company car, gasoline and financial planning which do not exceed $50,000 or 10% of the annual salary and bonus for any Named Executive Officer. These other annual compensation amounts also include amounts reimbursed during 2005 for the payment of taxes on the value of the perquisites by each of Messrs. Edwards, Kilroy, Danahy, Brown, Cashen and Suter of $3,944, $1,257, $4,296, $4,228, $1,761 and $4,232, respectively.

(4)	During 2005, Messrs. Edwards, Kilroy, Danahy, Brown, Cashen and Suter were granted restricted stock units payable in shares of our Common Stock (“PHH RSUs”) (i) to convert certain existing restricted stock units in Cendant common stock granted in 2003 (“2003 Cendant RSUs”) and 2004 (“2004 Cendant RSUs”) to PHH RSUs at the time of the Spin-Off and (ii) as part of our 2005 annual long-term incentive grant of PHH RSUs to certain management employees (the “2005 Annual Award”). Upon vesting of a PHH RSU, the Named Executive Officer becomes entitled to receive one share of our Common Stock.

On June 28, 2005, Messrs. Edwards, Kilroy, Danahy, Brown, Cashen and Suter were granted 11,505, 6,378, 9,604, 9,004, 6,378 and 6,378 PHH RSUs, respectively, as part of our 2005 Annual Award. The value of the shares underlying the 2005 Annual Award as of the date of grant is shown in the table above based upon the closing price of $25.57 for our Common Stock on June 28, 2005. The PHH RSUs granted under the 2005 Annual Award vest equally in three annual installments beginning on June 28, 2009, subject to potential acceleration of vesting of the total award in 25% increments upon the achievement of financial performance targets based on our pre-tax income after minority interest, excluding certain Spin-Off related expenses, for each of the first four fiscal years ending prior to June 28, 2009.

The 2003 Cendant RSUs and the 2004 Cendant RSUs granted to the Named Executive Officers were converted to PHH RSUs in connection with the Spin-Off (the “2003 Converted RSUs” and “2004 Converted RSUs,” respectively) in accordance with conversion procedures discussed in “Conversion of Cendant Stock Options and Restricted Stock Units into PHH Stock Options and Restricted Stock Units” set forth below. The value of the shares underlying the 2003 Converted RSUs and 2004 Converted RSUs as of the date of grant is shown in the table above based upon the closing price of $21.90 for our Common Stock on February 1, 2005. The 2003 Converted RSUs vest in three equal installments on April 22, 2005, 2006 and 2007, subject only to continued employment. One-eighth of the 2004 Converted RSUs vested on April 27, 2005, and either one-eighth or three-sixteenths of the 2004 Converted RSUs will vest with respect to each of the first three fiscal years ending after the Spin-Off to the extent we achieve certain performance goals based on our pre-tax income after minority interest, excluding certain Spin-Off related expenses. The remainder of the 2004 Converted RSUs vest only in the event of a change in control transaction involving our company. As of the date of the Spin-Off, Mr. Edwards was awarded 27,038 2003 Converted RSUs and 47,264 2004 Converted RSUs; Mr. Kilroy was awarded 24,034 2003 Converted RSUs and 47,264 2004 Converted RSUs; Mr. Danahy was awarded 13,518 2003 Converted RSUs and 25,995 2004 Converted RSUs; Mr. Brown was awarded 10,815 2003 Converted RSUs and 16,541 2004 Converted RSUs; Mr. Cashen was awarded 12,974 2003 Converted RSUs and 24,575 2004 Converted RSUs; and Mr. Suter was awarded 15,021 2003 Converted RSUs and 23,630 2004 Converted RSUs.

The value of the shares underlying the 2005 Annual Award, the 2004 Converted RSUs and the 2003 Converted RSUs as of December 31, 2005, held by each of the following Named Executive Officers, reflecting a value of $28.02 per share of our Common Stock, equaled as follows: Mr. Edwards, $2,404,312; Mr. Kilroy, $2,176,482; Mr. Danahy, $1,376,258; Mr. Brown, $1,018,807; Mr. Cashen, $1,230,835; and Mr. Suter, $1,261,713.

The 2004 Cendant RSUs were granted on June 3, 2004. Messrs. Edwards, Kilroy, Danahy, Brown, Cashen and Suter were granted 43,253, 43,253, 23,789, 15,138, 22,491 and 21,626 2004 Cendant RSUs, respectively. The value of the shares underlying the 2004 Cendant RSUs as of the date of grant is shown in the table based upon the closing price of $23.12 for Cendant common stock on June 3, 2004. Up to one-eighth of the 2004 Cendant RSUs were scheduled to vest over four years based on annual and cumulative performance goals based upon the total growth of Cendant common stock in relation to the average historic total stockholder return of the Standard & Poor’s 500.

The 2003 Cendant RSUs were granted on April 22, 2003. Messrs. Edwards, Kilroy, Danahy, Brown, Cashen and Suter were granted 32,991, 29,326, 16,496, 13,196, 15,831 and 18,328 2003 Cendant RSUs, respectively. The value of the shares underlying the 2003 Cendant RSUs as of the date of grant is shown in the table above based upon the closing price of $13.64 for Cendant common stock on April 22, 2003. One-fourth of the 2003 Cendant RSUs were scheduled to vest each year commencing on April 22, 2004.

(5)	The stock options reported in this column reflect options to purchase our Common Stock, except the 2003 stock option award to Mr. Edwards which was an option to purchase Cendant stock, the unvested portion of which was converted to options to purchase our Common Stock at the time of the Spin-Off. See “— Option Grants in Last Fiscal Year” for information regarding stock option awards in 2005.

(6)	Payments included in these amounts for 2005 consist of matching contributions to a 401(k) plan maintained by PHH (the “Defined Contribution Match”) and life and long-term disability insurance coverage. These amounts do not include payments to Messrs. Edwards and Kilroy from a non-qualified deferred compensation plan maintained by Cendant (the “Cendant Plan”), which were triggered when they ceased to be participants in the Cendant Plan as a result of the Spin-Off. Messrs. Edwards and Kilroy each received payment of previously reported deferred salary and/or bonus which were contributed to the Cendant Plan, Cendant matching funds and any earnings thereon in the sum of $1,123,366 and $369,711, respectively. For 2005, the Defined Contribution Match, life and long-term disability insurance coverage and deferred compensation payments for the following Named Executive Officers were as follows:

		Life &
	Defined	Disability
	Contribution	Insurance
	Match	Coverage	Total

Terence W. Edwards	$12,600	$3,508	$16,108
George J. Kilroy	8,638	2,048	10,686
Mark R. Danahy	12,600	2,020	14,620
William F. Brown	12,341	1,458	13,799
Neil J. Cashen	12,431	1,787	14,218
Joseph E. Suter	12,600	1,800	14,400

(7)	Effective February 23, 2006, Mr. Raubenstine joined PHH as Executive Vice President and Chief Financial Officer. For 2006, Mr. Raubenstine will receive an annual salary of $1,000,000 and will not be eligible for a bonus for 2006. He will also receive an award of shares of our Common Stock equivalent to $250,000, which will be granted in two equal installments (i) when we become current in our filing obligations with the SEC and are permitted to issue shares of our Common Stock from our 2005 Equity and Incentive Plan and (ii) on the later of February 23, 2007 or the date on which we become a current filer with the SEC.

(8)	Effective February 23, 2006, Mr. Cashen ceased serving as PHH’s Executive Vice President and Chief Financial Officer and assumed the role of Senior Vice President, Strategic Planning and Investor Relations. On September 20, 2006, Mr. Cashen resigned his employment and entered into a Release and Restrictive Covenants Agreement with us, which provides a release of all claims by Mr. Cashen, except for certain indemnification and benefit claims; a non-competition restriction for a period of five years; and non-disclosure and non-disparagement restrictions. The agreement provides for a one-time lump sum cash payment of $1,864,800, his company vehicle, vesting of outstanding stock options and restricted stock units and payment of Mr. Cashen’s 2005 bonus in the event that the other Named Executive Officers are awarded such bonuses under the 2005 Management Incentive Plan.

(9)	Effective August 12, 2005, Joseph Suter resigned as President and Chief Executive Officer of PHH Mortgage and continued his employment with PHH Mortgage as Senior Vice President, Subsidiary Operations. Mr. Suter requested this change in his role with PHH Mortgage in order to pursue a master’s degree in Elementary Education for the purpose of meeting the requirements necessary to teach elementary school. Mr. Suter started as an elementary school teacher in September 2006 and is serving as a part-time employee of PHH Mortgage.

OPTION GRANTS IN LAST FISCAL YEAR
      The following table sets forth the options to purchase shares of our Common Stock (“Stock Options”) that were awarded to the Named Executive Officers during the fiscal year ended December 31, 2005. Stock Options listed in the table with expiration dates prior to the year 2015 represent awards converted from certain options to purchase Cendant common stock options which were awarded prior to the Spin-Off. See “Conversion of Cendant Stock Options and Restricted Stock Units into PHH Stock Options and Restricted Stock Units” below for additional information.

			Percentage
			of Total
	Securities		Options	Exercise
	Underlying		Granted to	or Base		Grant Date
	Options/		Employees in	Price Per	Expiration	Present
Name(1)	Granted		Fiscal Year	Share	Date	Value(2)

Terence W. Edwards	183,045	(3)	4.16%	$20.22	1/13/2010	$1,321,585
	157,364	(3)	3.57%	17.43	1/22/2012	1,449,322
	20,355	(4)	0.46%	12.48	4/22/2013	235,304
	49,229	(5)	1.12%	20.78	3/3/2015	374,140
	25,028	(6)	0.57%	24.99	6/28/2015	272,305
Clair M. Raubenstine	—		—	—	—	—
George J. Kilroy	23,247	(5)	0.53%	20.78	3/3/2015	176,677
	13,874	(6)	0.32%	24.99	6/28/2015	150,949
Mark R. Danahy	43,712	(3)	0.99%	18.55	7/17/2011	383,791
	35,844	(3)	0.81%	17.43	1/22/2012	330,123
	17,504	(5)	0.40%	20.78	3/3/2015	133,030
William F. Brown	19,695	(3)	0.45%	20.32	6/2/2007	115,610
	23,085	(3)	0.52%	20.22	1/13/2010	166,674
	24,916	(3)	0.57%	17.43	1/22/2012	229,476
	16,410	(5)	0.37%	20.78	3/3/2015	124,716
Neil J. Cashen	104,909	(3)	2.38%	17.43	1/22/2012	966,212
	23,247	(5)	0.53%	20.78	3/3/2015	176,677
	13,874	(6)	0.32%	24.99	6/28/2015	150,949
Joseph E. Suter	91,914	(3)	2.09%	21.85	4/30/2007	477,034
	51,498	(3)	1.17%	20.22	1/13/2010	371,816
	73,436	(3)	1.67%	17.43	1/22/2012	676,346
	23,247	(5)	0.53%	20.78	3/3/2015	176,677
	13,874	(6)	0.32%	24.99	6/28/2015	150,949

(1)	During 2005, certain of our Named Executive Officers were awarded options to purchase our Common Stock for one or more of the following: (i) the conversion of certain outstanding options to purchase Cendant common stock as a result of the Spin-Off on February 1, 2005, (ii) an initial or “charter” grant to certain management employees following the Spin-Off on March 3, 2005, and (iii) performance-based awards as part of our 2005 Annual Award on June 28, 2005. In connection with the Spin-Off, options to purchase Cendant common stock with exercise prices of $18.00 and higher held by Messrs. Edwards, Kilroy, Danahy, Brown, Cashen and Suter were converted into options to purchase an equivalent number of shares of our Common Stock on substantially similar terms and conditions. In addition, the unvested portion of Mr. Edwards’ options to purchase Cendant common stock granted on April 22, 2003, with an exercise price of $13.64 per share, was also converted into options to purchase an equivalent number of shares of our Common Stock. Messrs. Edwards, Danahy, Brown, Cashen and Suter received 360,764, 79,556, 67,696, 104,909 and 216,848 options to purchase our Common Stock as of the date of the Spin-Off, respectively, which were converted from existing options to purchase Cendant common stock.

(2)	These values were calculated using the Black-Scholes option-pricing model based on dividend yield of 0%, expected volatility of 30% for all stock option awards, and the following assumptions for each Stock Option award with the expiration date specified:

	Expected Life	Risk-Free
Expiration Date	(In years)	Interest Rate

4/30/2007	3.00	3.41%
6/2/2007	3.00	3.41%
1/13/2010	4.40	3.67%
7/17/2011	5.48	3.67%
1/22/2012	5.32	3.67%
4/22/2013	4.50	3.67%
3/3/2015	5.50	4.05%
6/28/2015	7.50	3.81%

(3)	These options to purchase our Common Stock vested on February 10, 2005.

(4)	These options to purchase our Common Stock vest in three equal installments on April 22, 2005, April 22, 2006 and April 22, 2007, subject to continued employment.

(5)	These options to purchase our Common Stock will vest on March 3, 2009, subject to continued employment.

(6)	These options to purchase our Common Stock vest annually in three equal installments beginning on June 28, 2009, subject to continued employment and performance acceleration in 25% increments for achievement of performance targets based on our pre-tax income after minority interest, excluding certain Spin-Off related expenses, as established by our Compensation Committee for each of the four fiscal years ending prior to June 28, 2009.
CONVERSION OF CENDANT STOCK OPTIONS AND RESTRICTED STOCK UNITS
INTO PHH STOCK OPTIONS AND RESTRICTED STOCK UNITS
      In connection with the Spin-Off, outstanding stock options to purchase Cendant common stock (“Cendant Options”) held by our employees with an exercise price of at least $18.00 per share were converted into stock options to purchase our Common Stock (“PHH Options”). Additionally, the unvested portion of Mr. Edwards’ Cendant Options granted on April 22, 2003, with an exercise price of $13.64 per share, was also converted into PHH Options. Each Cendant Option was converted into 1.0928 PHH Options based on a conversion ratio, with the total rounded down to the nearest whole number. The conversion ratio was determined by dividing the last trade of Cendant common stock on January 31, 2005, or $23.55, by the first trade of our Common Stock on February 1, 2005, or $21.55. The exercise price for the PHH Options was determined by dividing the exercise price for the Cendant Options by the conversion ratio, rounded up to the nearest cent.

      In addition, the outstanding restricted stock units related to Cendant common stock (“Cendant RSUs”) held by our employees were converted PHH RSUs. The number of PHH RSUs received by each of our employees equaled the number of Cendant RSUs multiplied by the conversion ratio.
AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES
      The following table summarizes the exercise of options to purchase our Common Stock by the following Named Executive Officers during the last fiscal year and the value of the unexercised options held by such officers as of the end of such fiscal year.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Terence W. Edwards	—	$—	347,194	87,827	$3,199,675	$643,131
Clair M. Raubenstine	—	—	—	—	—	—
George J. Kilroy	—	—	—	37,121	—	210,347
Mark R. Danahy	—	—	79,556	17,504	793,541	126,729
William F. Brown	—	—	67,696	16,410	595,575	118,808
Neil J. Cashen	—	—	104,909	37,121	1,110,986	210,347
Joseph E. Suter(2)	—	—	216,848	23,247	1,746,481	168,308

(1)	These columns represent the difference on December 31, 2005 between the closing market price of our Common Stock ($28.02 per share) and the option exercise price.

(2)	In conjunction with Mr. Suter’s resignation as President and Chief Executive Officer of PHH Mortgage in August 2005, Mr. Suter forfeited 13,874 options to purchase our Common Stock awarded on June 28, 2005. These options are not included in this table.
PHH CORPORATION PENSION PLAN
      Effective as of the Spin-Off, we adopted a defined benefit employee pension plan, named the PHH Corporation Pension Plan (the “PHH Plan”), which is identical in all material respects to the Cendant Corporation Pension Plan. Benefits under the Cendant Pension Plan were frozen for participants including our Named Executive Officers. The PHH Plan assumed all liabilities and obligations owed under the Cendant Pension Plan to Cendant Pension Plan participants who were actively employed by us at the time of the Spin-Off, including Messrs. Edwards, Kilroy, Brown, Cashen and Suter. Certain of our employees, including Messrs. Raubenstine and Danahy, were not participants in the Cendant Pension Plan and are not participants in the PHH Plan. The benefits under the PHH Plan that are accrued to our Named Executive Officers were frozen and such officers may not accrue further benefits under the PHH Plan.
      Each of the Named Executive Officers, other than Messrs. Raubenstine and Danahy, is eligible to receive a benefit under the PHH Plan based on 2% of their final average compensation times the number of their years of benefit service (up to a maximum of 30 years) minus 50% of their annualized primary Social Security benefit. For purposes of determining the Named Executive Officers’ benefits under the PHH Plan, their final average compensation and years of benefit service shall be based on compensation and service earned prior to October 31, 1999 (October 31, 2004, for Mr. Kilroy). The Named Executive Officers will not accrue any additional benefits under the PHH Plan or under any other defined benefit plan of PHH or Cendant after October 31, 1999 (October 31, 2004 for Mr. Kilroy).
      The table below shows the estimated annual benefit payable to each such Named Executive Officer commencing at age 65 under the PHH Plan. For Mr. Suter, the amount also includes benefits payable under a supplemental pension plan formerly sponsored by us which provides additional benefits which otherwise would have been payable but for Internal Revenue Service limitations. The benefits payable to each of the following Named Executive Officers have been frozen and such officers may not accrue further benefits under the PHH

Plan or under any other defined benefit plan provided by us or Cendant. The benefits set forth in the table below for each of the following Named Executive Officers reflect straight-line annuity amounts and reflect any offsets for estimated Social Security benefits.

		Year	Estimated
	Years of Credited	Individual	Annual
	Service as of	Reaches	Benefit
Name	December 31, 2005	Age 65	at Age 65

Terence W. Edwards	20	2020	$41,300
George J. Kilroy	28	2012	83,500
William F. Brown	15	2022	20,650
Neil J. Cashen	21	2019	33,300
Joseph E. Suter	16	2024	34,900
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors is comprised of three independent, non-executive directors who are responsible for overseeing our executive compensation policies and programs. The Board of Directors adopted a Compensation Committee Charter (the “Charter”) which sets forth the purpose, composition, authority and responsibilities of the Compensation Committee. The Compensation Committee evaluates the performance, base salaries, annual and long-term cash and equity incentives, and other compensation for executive officers, including the Chief Executive Officer.
      Executive Officer Compensation Policies. The purpose of our executive compensation policies is to attract, retain and motivate qualified executive officers to manage our business in order to maximize stockholder value. Our executive officer compensation policies are intended to facilitate the achievement of our business strategies through aligning compensation with our company’s performance by including variable, at-risk compensation that is dependant upon meeting specified performance targets and aligning the interests of our executive officers with the interests of the stockholders by providing equity-based compensation as a component of total compensation. The Compensation Committee does not rely upon a fixed formula or specific numerical criteria in determining an executive officer’s total compensation, and considers our company’s and personal performance criteria, competitive compensation levels for companies in similar businesses and of similar size, where available, the economic environment as well as the recommendation of an independent executive compensation consultant. The Compensation Committee exercises its business judgment based on all of these criteria.
      Components of Executive Compensation. The material elements of executive compensation arrangements include base salary, variable compensation programs, and long-term incentive awards.

•	Base Salaries. The Compensation Committee is responsible for determining the salary of our Chief Executive Officer and other senior executive officers, which includes the approval of annual adjustments to their base compensation. Salary recommendations for executive officers, other than the Chief Executive Officer, are also reviewed annually by the chief executive officer, chief financial officer and senior vice president of human resources for the appropriate operating subsidiary. The Compensation Committee assesses salary levels based upon the nature of the position and the contribution, achievement, experience and tenure of the executive officer as well as economic factors and competitive compensation levels for companies in similar businesses and of similar size, where available. The base salaries of the Named Executive Officers for 2005 were established by Cendant prior to the Spin-Off and reviewed and approved by the Compensation Committee following the Spin-Off. The Compensation Committee received market research from an independent executive compensation consultant regarding comparable compensation programs for similarly situated executive officers at companies in similar business and of similar size, where available. The Compensation Committee considers such advice and compensation surveys in connection with establishing salaries for executive officers.

•	Variable Compensation Programs. Our executive officers may receive additional compensation through incentive programs or bonus programs designed to motivate eligible recipients to achieve our strategic objectives. Each executive officer is eligible to receive an annual performance bonus based upon the performance of the individual executive officer and operating segment and/or Company performance goals established by the Compensation Committee. Those bonus payments are subject to the approval of the Compensation Committee. The performance goals are adjusted each year to coincide with our overall strategy. In February 2005, the Compensation Committee established performance targets based upon the achievement of target return on equity and net income for 2005 under the 2005 Management Incentive Plans. As a result of the significant changes to our business operations following the Spin-Off, the Compensation Committee amended the 2005 Management Incentive Plans in November 2005 establishing pre-tax income after minority interest as the performance target replacing return on equity and net income. The Compensation Committee has determined that the performance target for 2005 had been exceeded and authorized the payment of cash bonuses in excess of 100% of the payout target in accordance with the terms of the 2005 Management Incentive Plans to our executive officers, including the Chief Executive Officer. The bonuses paid to our Named Executive Officers for 2005 are set forth in the “Summary Compensation Table.”

•	Long-Term Incentive Plan. The Compensation Committee administers our 2005 Equity and Incentive Plan (the “Plan”), which provides for equity awards, including restricted stock units and options to purchase our Common Stock. The Compensation Committee considers equity awards to executive officers an appropriate and effective method of retaining key management employees and aligning the interest of employees with those stockholders. Eligibility for stock awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Compensation Committee upon consultation with management and an independent executive compensation consultant. Following the Spin-Off, the Compensation Committee authorized certain conversion awards which replaced Cendant stock awards with comparable awards of our Common Stock in the form of restricted stock units and stock options. On March 3, 2005, following the Spin-Off, the Compensation Committee granted stock options to certain executive officers and other employees (the “Charter Grant”), all of which vest on March 3, 2009. In addition, on June 28, 2005, the Compensation Committee awarded service-based restricted stock units and/or stock options to executive officers with provisions for accelerated vesting upon the achievement of certain annual performance targets established by the Committee for 2005, 2006, 2007 and 2008. Additional information with respect to the Charter Grant and 2005 Equity Award to our Named Executive Officers is set forth above under “Summary Compensation Table” and “Option Grants in Last Fiscal Year” in this Proxy Statement.
      Chief Executive Officer Compensation. Mr. Edwards has served as our President and Chief Executive Officer since the Spin-Off and prior to that was the President and Chief Executive Officer of PHH Mortgage from February 1996 until the Spin-Off. Since August 2005, Mr. Edwards has also resumed his role as President and Chief Executive Officer of PHH Mortgage in addition to his role with the Company. Immediately after the Spin-Off, we entered into an employment agreement with Mr. Edwards. That agreement had a term ending on February 1, 2008, and provided for a minimum base salary of $625,000 and participation in employee benefit plans generally available to our executive officers. Mr. Edwards’ agreement provided for an annual incentive award with a target amount equal to no less than 100% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards based upon such terms and conditions as determined by our board of directors or our Compensation Committee. In addition, Mr. Edwards was entitled to receive an equity incentive award under the employment agreement relating to our Common Stock that would have vested based on the achievement of specified performance goals and would have had a value on the grant date of $2.5 million, which value would have been based on such performance criteria determined by our Compensation Committee. After the Spin-Off, we generally do not enter into employment agreements with any of our executive officers. In accordance with this practice, we and Mr. Edwards terminated his employment agreement effective February 24, 2005, and Mr. Edwards’ employment with us is now on an at-will basis.

      The Compensation Committee reviewed and approved Mr. Edwards’ compensation for 2005, which included a base salary of $564,635 and target bonus payout under the 2005 Management Incentive Plan of 100% of base salary upon achievement of the 2005 performance target. The 2005 Management Incentive Plan permits a payout of up to 125% of the target bonus payout in the event the performance target is exceeded. As previously discussed, the Compensation Committee established the performance target as pre-tax income after minority interest excluding certain Spin-Off related expenses in 2005. Mr. Edwards received a bonus award of $643,684 as a result of us exceeding the established performance target for pre-tax income after minority interest. As noted above, certain awards of Cendant stock options and restricted stock units for the years prior to 2005 were converted to shares of restricted stock units and options to purchase our Common Stock effective as of the Spin-Off. These awards did not relate to Mr. Edwards’ performance in 2005 and continued the vesting schedule provided under the original awards agreements. Mr. Edwards received a stock option award on March 3, 2005 under the Charter Grant of 49,229 options to purchase our Common Stock, all of which vest on March 3, 2009, and an award of 25,028 stock options and 11,505 restricted stock units on June 28, 2005, which vest annually in three equal installments beginning on June 28, 2009, subject to performance acceleration in 25% increments for achievement of performance targets established by the Compensation Committee for each of the four fiscal years ending prior to June 28, 2009. Mr. Edwards’ base salary was not changed for 2006.
      Deductibility for Compensation. In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate tax purposes of compensation paid to certain of our individual executive officers in excess of $1 million in any year may be restricted. The Compensation Committee believes that it is in the best interests of our stockholders to comply with such tax law, while still maintaining the goals of our compensation programs. Accordingly, where it is deemed necessary and in our best interests to continue to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee will recommend compensation to executive officers which may exceed the limits of deductibility. In this regard, certain portions of compensation paid to the Named Executive Officers may not be deductible for federal income tax purposes under Section 162(m).

Compensation Committee of the Board of Directors
James W. Brinkley (Chairman)
A.B. Krongard
Ann D. Logan
      The report of the Compensation Committee of the Board of Directors should not be deemed to be “soliciting material” or to be “filed” with the SEC, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The Compensation Committee is comprised entirely of “outside directors” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, “non-employee directors” under SEC Rule 16b-3, and “independent” directors as affirmatively determined by the Board of Directors pursuant to the NYSE Listing Standards. The members of the Compensation Committee are the individuals named as signatories to the report immediately preceding this paragraph. None of the members of the Compensation Committee are our former officers or employees.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND
CHANGE IN CONTROL ARRANGEMENTS
Employment Agreements
      Immediately after the Spin-Off, we entered into an employment agreement with Terence W. Edwards, our President and Chief Executive Officer with a term ending on February 1, 2008. In addition to providing for a minimum base salary of $625,000 and participation in employee benefit plans generally available to our executive officers, Mr. Edwards’ agreement provided for an annual incentive award with a target amount equal to no less than 100% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards upon such terms and conditions as determined by our board of directors or our Compensation Committee. In addition, Mr. Edwards was entitled to receive an equity incentive award under the employment agreement relating to our Common Stock that would have vested based on the achievement of specified performance goals and would have had a value on the grant date of $2.5 million, which value would have been based on such performance criteria determined by our Compensation Committee. After the Spin-Off, we generally do not enter into employment agreements with any of our executive officers. In accordance with this practice, we and Mr. Edwards terminated his employment agreement and Mr. Edwards’ employment with us is on an at-will basis.
Change in Control Arrangements
      Generally, all stock options granted to each of the Named Executive Officers under our 2005 Equity and Incentive Plan will become fully and immediately vested and exercisable, and all restricted stock units will vest upon the occurrence of any change in control transaction affecting our company.

PERFORMANCE GRAPH
      The following graph and table compare the cumulative total shareholder return on our Common Stock with (i) the Russell 2000 Index and (ii) the Russell 2000 Financial Services Index. On January 31, 2005, all shares of our Common Stock were spun-off from Cendant to the holders of Cendant’s common stock on a pro rata basis. Our Common Stock began trading on the NYSE on February 1, 2005. Cendant distributed one share of our Common Stock for every twenty shares of Cendant common stock outstanding on the record date for the distribution.

	Investment Value as of

	2/1/2005	3/31/2005	6/30/2005	9/30/2005	12/31/2005

Russell 2000 Index	$100.00	$99.61	$100.97	$104.61	$106.80

Russell 2000 Financial Services Index	100.00	95.87	103.00	104.45	107.56

PHH Common Stock	100.00	99.86	117.44	125.39	127.95

      The graph and chart above assume that $100 was invested in the Russell 2000 Index, the Russell 2000 Financial Services Index and our Common Stock on February 1, 2005. Total shareholder returns assume reinvestment of dividends. The stock price performance depicted in the graph and table above may not be indicative of future stock price performance.

EQUITY COMPENSATION PLAN INFORMATION
      The table below reflects the number of securities issued and the number of securities remaining which were available for issuance under the 2005 Equity and Incentive Plan as of December 31, 2005.

	(a)	(b)	(c)

Number of
Securities
Remaining Available
for Future Issuance
	Number of Securities	Weighted-Average	Under Equity
	to be Issued Upon	Exercise Price of	Compensation Plans
	Exercise of	Outstanding	(Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected
Plan Category	Warrants and Rights	and Rights	in Column (a))

Equity compensation plans approved by security holders(1)	5,258,366 (2)	$19.40 (3)	1,261,104
Equity compensation plans not approved by security holders	—	—	—

Total	5,258,366	$19.40	1,261,104

(1)	Our 2005 Equity and Incentive Plan was approved on January 14, 2005 by Cendant as our sole shareholder.

(2)	Includes 1,716,987 restricted stock units and 3,541,379 Stock Options, of which 959,946 restricted stock units and 64,438 Stock Options are subject to performance-based vesting at target levels. Depending upon the level of achievement of these performance goals, the performance-based units may not be fully paid out as shares.

(3)	Because there is no exercise price associated with the restricted stock units, those restricted stock units described in Note 2 above are not included in the weighted-average exercise price calculation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Spin-Off from Cendant
      Prior to the Spin-Off, we entered into various agreements with Cendant and Cendant’s real estate services division in connection with the Spin-Off (collectively, the “Spin-Off Agreements”), including (i) the Mortgage Venture Operating Agreement (as defined below) and related trademark license, management services, marketing agreements, and other agreements for the purpose of originating and selling mortgage loans primarily sourced through NRT Incorporated, Cartus Corporation and Title Research Group LLC, which commenced operations in October 2005, and is consolidated within our financial statements; (ii) a strategic relationship agreement whereby Cendant’s real estate services division and we have agreed on non-competition, indemnification and exclusivity arrangements; (iii) a seperation agreement that requires the exchange of information with Cendant and other provisions regarding our separation from Cendant; (iv) a tax sharing agreement governing the allocation of liability for taxes between Cendant and us, indemnification for liability for taxes and responsibility for preparing and filing tax returns and defending tax contests, as well as other tax-related matters; and (v) a transition services agreement governing certain continuing arrangements between us and Cendant to provide for the transition of our company from a wholly owned subsidiary of Cendant to an independent, publicly traded company.
      Prior to and as part of the Spin-Off, Cendant made a cash contribution to us of $100 million and we distributed assets net of liabilities of $577 million to Cendant. Such amount included the historical cost of the net assets of our former relocation and fuel card businesses, certain other assets and liabilities per the Spin-Off Agreements and the net amount of forgiveness of certain payables and receivables, including income taxes, between us, our former relocation and fuel card businesses and Cendant.

      In connection with the Spin-Off, we and Cendant’s real estate services division became parties to a mortgage venture, PHH Home Loans, LLC (the “Mortgage Venture”). Effective July 31, 2006, Cendant completed the spin-off of its real estate services division into an independent publicly traded company, Realogy Corporation (NYSE: H) (“Realogy”). PHH Broker Partner Corporation (“PHH Broker Partner”), our wholly owned subsidiary, owns 50.1% of the Mortgage Venture, and Realogy Real Estate Services Venture Partner, Inc. (“Realogy Venture Partner”), a wholly owned subsidiary of Realogy, owns the remaining 49.9%. On May 12, 2005, PHH Broker Partner and Realogy Venture Partner entered into an amendment (the “Amendment”) to the Amended and Restated Limited Liability Company Operating Agreement for PHH Home Loans, LLC, dated as of January 31, 2005 (as amended, the “Mortgage Venture Operating Agreement”). The Amendment extends to ten years the time period after which Realogy Venture Partner may provide a two-year notice of termination in connection with the Mortgage Venture, other than as the result of material breach and certain other events.
Corporate Expenses and Cash Dividends
      Prior to the Spin-Off and in the ordinary course of business, we were allocated certain expenses from Cendant for corporate functions including executive management, accounting, tax, finance, human resources, information technology, legal and facility-related expenses. Cendant allocated these corporate expenses to subsidiaries conducting ongoing operations based on a percentage of the subsidiaries’ forecasted revenues. Such expenses amounted to $3 million, $32 million and $36 million during the years ended December 31, 2005, 2004 and 2003, respectively. In addition, at December 31, 2004, we had a $131 million receivable from Cendant, representing amounts paid by us on behalf of Cendant, net of the accumulation of corporate allocations and amounts paid by Cendant on behalf of us. Amounts receivable from Cendant were included in Other assets in the Consolidated Balance Sheet as of December 31, 2004. There was no such receivable from Cendant as of December 31, 2005.
      During each of the years ended December 31, 2004 and 2003, we paid Cendant $140 million (or $2.66 per share after giving effect to the 52,684-for-one stock split effected January 28, 2005) of cash dividends. We did not pay cash dividends to Cendant during the year ended December 31, 2005. During the year ended December 31, 2004, we transferred a subsidiary owned by Speedy Title and Appraisal Review Services LLC to a wholly owned subsidiary of Cendant not within our ownership structure. The net assets of the subsidiary transferred were $16 million.
      Pursuant to the transition services agreement among us, Cendant and Cendant Operations, Inc., in 2005 we received approximately $398,000 in fees for certain information technology support, equipment and services at or from our data center, and certain personal computer desktop support for approximately 100 Cendant personnel, located at our facility in Sparks, Maryland. During 2005, we also received approximately $434,000 in fees for information technology services as well as security, maintenance and related services provided under other agreements with Realogy and certain Realogy affiliates, subsidiaries and business units.
Certain Business Relationships
      A.B. Krongard, our Non-Executive Chairman, is also a member of the global Board of our principal outside law firm, DLA Piper. Our legal fees and disbursements paid to DLA Piper during 2005 did not exceed 5% of DLA Piper’s gross revenues for 2005.
      James W. Brinkley, one of our Directors, serves as Vice Chairman of Smith Barney, which was acquired by Citigroup, Inc. as part of Citigroup’s Global Wealth Management segment in a transaction with Legg Mason, Inc. in December 2005. We have certain relationships with the Corporate and Investment Banking segment of Citigroup, including financial services, commercial banking and other transactions. Citigroup is a lender in our $1.3 billion Five Year Competitive Advance and Revolving Credit Agreement, $500 million Revolving Credit Agreement and the Base Indenture and supplements thereto for Chesapeake Funding LLC (the “Citigroup Agreements”). The fees paid to Citigroup, and indebtedness incurred by us, pursuant to these relationships did not exceed 5% of either Citigroup’s or our revenues during 2005, or our total consolidated assets as of December 31, 2005. During 2006, we have incurred additional indebtedness with Citigroup under the Citigroup Agreements totaling approximately $767 million as of June 30, 2006.
      We have employed Bradford C. Burgess, who serves as a Director, Business Development at PHH Arval, since 2001. During 2005, he became the son-in-law of George J. Kilroy. Mr. Burgess received compensation in excess of $60,000 for 2005 and was eligible to participate in employee benefit plans available to employees generally.
Indebtedness of Management
      One or more of our mortgage lending subsidiaries has made, in the ordinary course of business, mortgage loans and/or home equity lines of credit to directors and executive officers and their immediate families. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectibility or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.
REPORT OF THE AUDIT COMMITTEE
      The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Auditor”), (iii) the performance of the Independent Auditor and the Company’s internal audit function, and (iv) the Company’s compliance with legal and regulatory requirements. Management is responsible for the financial reporting process, including the preparation of the financial statements and system of internal controls. The Company’s Independent Auditor is responsible for auditing the financial statements in accordance with generally accepted auditing standards and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles. The Committee operates pursuant to a written charter that is attached hereto as Appendix B.
      In this context, the Committee has met and held discussions with management and the Independent Auditor regarding the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting and significant accounting policies applied by the Company in its financial statements, including alternative treatments. Management represented to the Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited financial statements with management and the Independent Auditor. The Committee also discussed with the Independent Auditor those matters required by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended.
      In addition, the Committee discussed with the Independent Auditor the firm’s independence from the Company and management, and the Independent Auditor has provided the written disclosures and letter as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”
      The Committee discussed with the Company’s internal auditor and Independent Auditor the overall scope and plans for their respective audits. The Committee met with the internal auditor and the Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      Based upon the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s 2005 Annual Report for filing with the SEC. The Committee has selected, and the Board of Directors has ratified the selection of, Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal 2006.

Audit Committee of the Board of Directors
Francis J. Van Kirk (Chairman)
Ann D. Logan
Jonathan D. Mariner
PRINCIPAL ACCOUNTANT FEES AND SERVICES
      Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our Independent Auditor. The Audit Committee has adopted a pre-approval policy and implemented procedures which provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.
      For the years ended December 31, 2005 and 2004, professional services were performed for us by Deloitte & Touche LLP, our Independent Auditor, pursuant to the oversight of our Audit Committee following the Spin-Off and subject to the processes used by Cendant’s Audit Committee to approve and monitor services by its Independent Auditor prior to the Spin-Off. Audit and audit-related fees aggregated $16.8 million and $2.1 million for the years ended December 31, 2005 and 2004, respectively. In 2004, Cendant was billed certain fees directly by our Independent Auditor. Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services were approved in accordance with the Audit Committee’s pre-approval policy since the Spin-Off.

	Year Ended
	December 31,

Fees by Type	2005	2004

	(In millions)
Audit fees	$16.6	$1.4
Audit-related fees	0.2	0.7
Tax fees	0.1	0.3
All other fees	—	—

Total	$16.9	$2.4

      Audit Fees. The aggregate fees billed for professional services rendered by the Independent Auditor were $16.6 million and $1.4 million for the years ended December 31, 2005 and 2004, respectively, and, for 2005, primarily related to the annual audits of the Consolidated Financial Statements included in this 2005 Annual Report and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.
      Audit-Related Fees. Audit-related fees billed during the year ended December 31, 2005 were $0.2 million and primarily related to comfort letters related to registration statements and securitization transactions. Audit-related fees of $0.7 million billed during the year ended December 31, 2004 primarily related to due diligence pertaining to acquisitions, comfort letters and consents related to registration statements and agreed-upon procedures.

      Tax Fees. The aggregate fees billed for tax services during the years ended December 31, 2005 and 2004 were $0.1 million and $0.3 million, respectively. These fees related to tax compliance, tax advice and tax planning for the years ended December 31, 2005 and 2004.
      All Other Fees. The aggregate fees billed for all other services during the year ended December 31, 2005 were approximately $2,000 and related to software license fees. There were no fees billed for any other services during the year ended December 31, 2004.
      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions at the Annual Meeting.
OTHER BUSINESS
      As of December 8, 2006, our Board of Directors is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.
STOCKHOLDER PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS FOR 2007
      Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”). We provide all stockholders with the opportunity, under certain circumstances and consistent with our by-laws and the rules of the Securities and Exchange Commission, to participate in the governance of the Company by submitting stockholder proposals that they believe merit consideration at the annual meeting of stockholders for 2007. To enable management to analyze and respond to proposals stockholders wish to have included in the Proxy Statement and proxy card for that meeting, our by-laws, consistent with Rule 14a-8, require that any such proposal be received by us in writing no later than the tenth day following the public announcement of the date of the annual meeting of stockholders for 2007. Any stockholder proposal submitted must also be in compliance with our by-laws. Pursuant to our by-laws, any stockholder proposal or director nomination for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” if it is received by us no later than the tenth day following the public announcement of the date of the annual meeting of stockholders for 2007.
      Proxies solicited by the Board of Directors for the annual meeting of stockholders for 2007 may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The Chairman of the annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and
Secretary

Appendix A
PHH CORPORATION
INDEPENDENCE STANDARDS FOR DIRECTORS
      The Board of Directors has adopted Corporate Governance Guidelines that contain director qualifications including director independence. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with PHH Corporation or any of its subsidiaries (together, the “Company”), either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. When making independence determinations, the Board will consider all relevant facts and circumstances, as well as all applicable legal and regulatory requirements, including NYSE corporate governance requirements and the rules and regulations of any other regulatory or self-regulatory body with jurisdiction over the Company. Notwithstanding the foregoing, none of the following relationships shall automatically disqualify any director or nominee from being considered “independent”:

(a) More than three years ago, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) (i) During any twelve-month period during the preceding three years, the director has received, or has an immediate family member who has received, less than $100,000 in direct compensation from the Company; or (ii) during any twelve-month period during the preceding three years the director has received, or has an immediate family member who has received, director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (iii) more than three years ago, the director has received, or has an immediate family member who has received, any such compensation (including amounts over $100,000 per year);

(c) The director or an immediate family member of the director is or was employed within the past three years as an executive officer of another organization for which any of the Company’s present executive officers at the same time serves or served on that organization’s board of directors (or similar body) or any committee thereof, except that the foregoing shall not apply to service by such executive officer on such organization’s compensation committee;

(d) (i) The director is or was an employee, executive officer, partner (other than a limited partner) or significant equity holder of another organization that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other organization’s consolidated gross revenues, or (ii) an immediate family member of the director is or was an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(e) The director is or was an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is or was indebted, and the total amount of indebtedness is 2% or less of the total consolidated assets of such organization; or

(f) The director is or was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, less than the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues; or

(g) The director or an immediate family member of the director owns 10% or less of the equity of the Company or 5% or less of the equity of an organization that has a relationship with the Company.
      In addition to these guidelines, members of certain committees of the Board, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

A-1

      For purposes of these guidelines: (1) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b), above; (2) in applying the test under (d), above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (3) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; (4) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization; and (5) a director’s service as a non-employee Chairman of the Board of Directors of the Company shall not be deemed employment by the Company under (a) above.

A-2

Appendix B
PHH CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	Purpose of Audit Committee
      The Board of Directors (the “Board”) of PHH Corporation (the “Company”) has constituted and established an Audit Committee (the “Audit Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter (the “Charter”), subject to and in accordance with any applicable provisions set forth in the By-Laws of the Company, which provisions are incorporated by reference herein.
      The purpose of the Audit Committee, which is part of the Board, shall be (a) to assist the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function and (iv) the Company’s compliance with legal and regulatory requirements, and (b) to prepare a report for inclusion in the Company’s annual proxy statement, in accordance with applicable law, regulation and listing standards.

II.	Composition of Audit Committee
      The Audit Committee shall consist of not less than three members. Each member of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating/ Corporate Governance Committee and shall satisfy the independence and expertise requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the “Act”), as appropriate, including the rules and regulations promulgated by the Securities and Exchange Commission. To ensure that each Audit Committee member can devote the appropriate time to their oversight role, each member is limited to serving simultaneously on the audit committees of no more than three public companies.
      Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the Board.

III.	Authority and Responsibilities of Audit Committee
      The following are the responsibilities of the Audit Committee:

A.	Independent Auditor

•	Appoint, retain, compensate and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report.

•	Adopt and ensure compliance with a pre-approval policy with respect to services provided by the independent auditor.

•	The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

•	Review and, in its sole discretion, approve in advance the services and terms of all audit and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditor. Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee, as shall be designated by the Audit Committee/the chairperson of the Audit Committee, and the person(s) granting such approval shall report such approval to the Audit Committee at the next scheduled meeting.

•	At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, any required peer review, any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and the internal quality-control report of the independent auditor.

•	Discuss the foregoing report by the independent auditor to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the outside auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61, and take, or recommend that the full board take, appropriate actions to oversee the independence of the outside auditor.

•	Evaluate with the assistance of the Company’s management, the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor and, if so determined by the Audit Committee, terminate the Company’s engagement of the independent auditor.
      The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor, to the Board.

B.	Financial Reporting and Accounting Policies

•	Review the annual audited and quarterly financial statements with the Company’s management, its Disclosure Committee and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certification as required by the Act.

•	Review any significant reporting issues and judgments made in connection with the Company’s financial statements.

•	Review major issues regarding the Company’s significant accounting principles, financial statement presentations and any changes thereto, the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company’s management.

•	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	Make a recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

C.	Audit Process of the Independent Auditor

•	Meet with the independent auditor prior to their commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.

•	Discuss with the independent auditor their required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company’s accounting principles as applied in its financial reporting.

•	Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:

•	All critical accounting policies and practices;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

D.	Internal Audit Function

•	Review and advise on the appointment and replacement of the head of the internal Corporate Audit Staff, the adequacy and qualifications of the internal Corporate Audit Staff and the responsibilities and budget of the Company’s internal audit function.

•	Review, periodically, with the independent auditor, the budget, staffing and responsibilities of the internal audit function.

•	Review any significant reports or summaries thereof to the Company’s management prepared by the internal Corporate Audit Staff and the responses of the Company’s management.

•	Review and evaluate with the Company’s management, internal Corporate Audit Staff and the independent auditor the adequacy of internal controls that could significantly affect the Company’s financial statements.

E.	Legal Matters

•	Review with the Company’s General Counsel and management legal matters that may have a material impact on the Company’s financial statements, its Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Recommend, review and update periodically the Company’s Code of Business Conduct and Ethics and ensure that management has established a system to enforce this Code. Ensure that the Code is in compliance with all applicable rules and regulations.

•	Review management’s monitoring of the Company’s compliance with its Code of Business Conduct and Ethics, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

F.	Evaluation

•	On an annual basis, the Audit Committee shall evaluate its performance relative to the Audit Committee’s purpose, duties and responsibilities, as described by this Charter. A discussion of these findings shall take place at least annually at the first meeting of the Audit Committee.

•	The Audit Committee shall review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

G.	Other Matters

•	Establish clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

•	Discuss the Company’s earnings press releases, including review of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, provided that at the direction of the

Chairman, the Audit Committee shall discuss in advance the Company’s earnings releases and instances in which the Company may provide earnings guidance.

•	Discuss the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial accounting and risk exposures and the steps management has undertaken to control them.

•	Submit the Audit Committee report required by the rules of the Securities and Exchange Commission, to be included in the Company’s annual proxy statement.

•	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

IV.	Meetings of the Audit Committee
      The Audit Committee shall meet at least six times per year, or more frequently as circumstances require.
      The Audit Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, at a minimum, after each scheduled meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Board of Directors of the Company.
      The members of the Audit Committee shall select a chair, who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.
      Periodically, the Audit Committee shall meet with the Company’s management, members of the Company’s internal Corporate Audit Staff and with the independent auditor in separate sessions.

V.	Resources of the Audit Committee
      The Audit Committee shall have the authority, following notice to the Chairman of the Board, to retain and compensate legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.
      The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

VI.	Other
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and the independent auditor.

PHH CORPORATION
Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on January 24, 2007
     The undersigned stockholder of PHH Corporation hereby appoints Clair M. Raubenstine and William F. Brown, and each of them individually, with full power of substitution, attorneys and proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of PHH Corporation (“PHH Common Stock”) which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders for 2006 to be held at the PHH Corporation’s offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on January 24, 2007, at 10:00 a.m., eastern standard time, and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the accompanying Notice of Annual Meeting and Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting dated December 14, 2006, and the accompanying Proxy Statement. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS FOR THE NAMED NOMINEES.
(Continued and to be signed on reverse side please mark, sign, date and return this proxy using the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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PHH COROPORATION
THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.
ADMISSION TICKET

PHH Corporation Annual Meeting of Stockholders for 2006 Wednesday, January 24, 2007 10:00 a.m.	PHH Corporation 3000 Leadenhall Road Mt. Laurel, New Jersey 08054

THE BOARD OF DIRECTORS OF PHH CORPORATION RECOMMENDS A VOTE FOR PROPOSAL NO. 1	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD
		all nominees listed	AUTHORITY
		(except as indicated)	to vote for all nominees
1.	Election of Directors Class 1 Nominees:	☐	☐

01 Terence W. Edwards
02 A. B. Krongard
03 Francis J. Van Kirk

For all nominees, except vote withheld from the following:

WILL ATTEND

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Signature	Signature	Date

Please sign exactly as name appears. If signing for trusts, estates or corporations, capacity or title should be stated. If shares are owned jointly, both owners must sign. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 p.m., eastern standard time, on January 23, 2007.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/phh
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
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Use any touch-tone telephone to vote your proxy. Have your proxycard in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSMfor fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report on Form 10-K and Proxy
Statement on the Internet at www.phh.com